UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2020

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2020, Organogenesis Holdings Inc., Organogenesis Inc., and Prime Merger Sub LLC (collectively, the “Borrower”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) dated and effective as of March 26, 2020 with Silicon Valley Bank (“SVB”), as the Issuing Lender and Swingline Lender, the several other lenders from time to time party thereto (the “Lenders”), and SVB, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”). The Third Amendment amends the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 14, 2019, by and among the Company, the Issuing Lender and Swingline Lender, the Lenders and the Administrative Agent, that provides for a term loan (the “Term Loan Facility”) and a revolving credit facility, by:

•

Increasing the Term Loan Final Payment (as defined in the Credit Agreement) due upon the Term Loan Maturity Date (as defined in the Credit Agreement) to an amount equal to the original aggregate principal amount of the Term Loan Facility multiplied by 6.50% (from 6.25%).

•

Increasing the Prepayment Premium due upon prepayment of the Term Loan Facility as follows: 3.50% (from 3.00%) of the outstanding principal amount of the Term Loan Facility if the prepayment occurs on or prior to the one (1) year anniversary of the closing, 2.50% (from 2.00%) of the outstanding principal amount of the Term Loan Facility if the prepayment occurs after such one (1) year anniversary and prior to the second anniversary of the closing, and 1.50% (from 1.00%) of the outstanding principal amount of the Term Loan Facility if the prepayment occurs after the two (2) year anniversary but prior to the three (3) year anniversary of the closing, and 0.50% (from 0.00%) thereafter.

•

Setting the Minimum Trailing Twelve Month Consolidated Revenue (as defined in the Credit Agreement) requirements for the fiscal year ending December 31, 2020, tested quarterly, at the following levels: $235,000,000 for the trailing twelve months ending March 31, 2020; $253,000,000 for the trailing twelve months ending June 30, 2020; $260,000,000 for the trailing twelve months ending September 30, 2020; and $262,000,000 for the trailing twelve months ending December 31, 2020, with minimum revenue covenant levels for the quarterly periods ending March 31, 2021 and thereafter to be agreed between the Lenders and the Borrower no later than March 31 of each applicable fiscal year.

•

Adding a covenant requiring Trailing Twelve Month Non-PuraPly Revenue (as defined in the Credit Agreement), tested quarterly beginning with the quarter ended September 30, 2020, at the following levels: $136,500,000 for the trailing twelve months ended September 30, 2020; and $145,000,000 for the trailing twelve months ending December 31, 2020, with minimum revenue covenant levels for the quarterly periods ending March 31, 2021 and thereafter to be agreed between the Lenders and the Borrower no later than March 31 of each applicable fiscal year.

The foregoing description of the Third Amendment is only a summary and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement dated March 26, 2020 among Organogenesis Holdings Inc., Organogenesis Inc. and Prime Merger Sub, LLC, collectively as borrower, and Silicon Valley Bank, in its capacity as the Issuing Lender and Swingline Lender, Silicon Valley Bank, as Administrative Agent, and Silicon Valley Bank and the other lenders listed therein, collectively as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

Date: March 30, 2020